Exhibit 5.1

John T. McKenna

+1 650 843 5059

jmckenna@cooley.com

October 7, 2015

Pure Storage, Inc.

650 Castro Street, Suite 400

Mountain View, California 94041

Ladies and Gentlemen:

We have acted as counsel to Pure Storage, Inc., a Delaware corporation (the “Company”), in connection with the filing of a registration statement on Form S-8 (the “Registration Statement”) with the Securities and Exchange Commission covering the offering of up to (a) 68,531,795 shares of Class B common stock, par value $0.0001 per share, (the “Class B 2009 EIP Shares”) issuable pursuant to the Company’s 2009 Equity Incentive Plan, as amended, and (b) 99,031,795 shares of Class A common stock, par value $0.0001 per share, consisting of (i) 68,531,795 shares of Class A common stock (the “Class A 2009 EIP Shares”) issuable pursuant to the Company’s 2009 Equity Incentive Plan, (ii) 27,000,000 shares of Class A common stock (the “Class A 2015 EIP Shares”) issuable pursuant to the Company’s 2015 Equity Incentive Plan, and (iii) 3,500,000 shares of Class A common stock (together with the Class B 2009 EIP Shares, Class A 2009 EIP Shares and Class A 2015 EIP Shares, the “Shares”) issuable pursuant to the Company’s 2015 Employee Stock Purchase Plan (together with the 2015 Equity Incentive Plan and 2009 Equity Incentive Plan, the “Plans”).

In connection with this opinion, we have examined and relied upon the Registration Statement and related prospectuses included therein, the Company’s Amended and Restated Certificate of Incorporation and Bylaws, as currently in effect, the Plans and the originals or copies certified to our satisfaction of such other records, documents, certificates, memoranda and other instruments as we deem necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness and authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as copies thereof. Our opinion is expressed only with respect to the General Corporation Law of the State of Delaware.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when sold and issued in accordance with the Plans, the Registration Statement and related prospectuses, will be validly issued, fully paid, and nonassessable (except as to shares issued pursuant to certain deferred payment arrangements, which will be fully paid and nonassessable when such deferred payments are made in full).

3175 HANOVER STREET, PALO ALTO, CA 94304-1130 T: (650) 843-5000 F: (650) 849-7400 WWW.COOLEY.COM

Pure Storage, Inc.

Page Two

We consent to the filing of this opinion as an exhibit to the Registration Statement.

Sincerely,

By:	/s/ John T. McKenna
John T. McKenna

3175 HANOVER STREET, PALO ALTO, CA 94304-1130 T: (650) 843-5000 F: (650) 849-7400 WWW.COOLEY.COM